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Exhibit 99.1

For Immediate Release	Contact:	Richard H. Wiley Samsonite Corporation Phone: (303) 373-6373

Samsonite Announces Extension of Maturity Date for Senior Credit Facility Borrowings

        DENVER, Colorado, May 29, 2003—Samsonite (OTC Bulletin Board: SAMC.OB) announced today that the previously announced amendment to its existing senior credit facility, which extends the maturity date of the facility's revolving credit and European term loans from June 24, 2003 to June 24, 2004, became effective today. The Company believes that the amendment will enable it to meet its short-term working capital requirements and effectively eliminates uncertainty about its ability to continue as a going concern discussed in the Company's January 31, 2003 financial statements. The amendment became effective as a result of the Company's reaching agreement in principle on certain issues with the Pension Benefit Guarantee Corporation (the "PBGC").

        Definitive documentation of the resolution of the PBGC matter is a condition to consummation of the Company's recapitalization transaction. The Company believes that the effectiveness of the amendment to the senior credit facility and the agreement in principle with the PBGC represent significant milestones in consummating the recapitalization, which is expected to occur in the third calendar quarter of 2003. The recapitalization transaction remains subject to numerous other customary conditions and no assurance can be given that these conditions will be satisfied or that the recapitalization will ultimately be consummated.

        Samsonite is one of the world's largest manufacturers and distributors of luggage and markets luggage, casual bags, backpacks, business cases and travel-related products under brands such as SAMSONITE®, AMERICAN TOURISTER®, LARK®, HEDGREN® AND SAMSONITE® black label.

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        Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. They can often be recognized by words such as "proposed," "may," "will," "anticipate," "believe," estimate," "intend," "plan" and "expect" and similar expressions. Variations on those or similar words, or the negative of those words, may also indicate forward-looking statements. Forward-looking statements involve numerous assumptions, known and unknown risks, uncertainties and other factors that may cause actual and future performance or achievements of the Company to be materially different from any future estimated results, performance or achievements express or implied by such forward-looking statements. These factors include, among others, the impact of the September 11 events on economic, political and public safety conditions that impact consumer confidence and spending and the possibility of additional terrorist attacks or related events; the spread of the SARS disease or other events which affect travel levels; armed conflicts in the Middle East and other regions; general economic and business conditions, including foreign currency exchange rate fluctuations; industry capacity; changes in consumer preferences; demographic changes; competition; changes in methods of distribution and technology; changes in political, social and economic conditions and local regulations; general levels of economic growth in emerging market countries; the loss of significant customers; completion of new product developments within anticipated time frames; changes in interest rates; and other factors that are beyond our control. More information on the risks, uncertainties and other factors affecting Samsonite Corporation may be obtained from the Company's filings with the United States Securities and Exchange Commission. Forward-looking statements are believed to be accurate as of the date of this release, and the Company undertakes no obligation to update or revise said statements as a result of future events.

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Samsonite Announces Extension of Maturity Date for Senior Credit Facility Borrowings